UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CORBUS PHARMACEUTICALS HOLDINGS, INC.

500 River Ridge Drive

Norwood, MA 02062

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on May 16, 2024

To the stockholders of Corbus Pharmaceuticals Holdings, Inc.:

This proxy statement supplement, dated April 10, 2024 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A of Corbus Pharmaceuticals Holdings, Inc. (the “Company”), dated April 2, 2024 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on May 16, 2024 (the “Annual Meeting”).

The Company is supplementing the Proxy Statement to clarify the voting standard applicable to Proposals 2, 3 and 4 described therein. The voting standard is set forth on page 4 and, with respect to Proposal 2, on page 38.

To avoid any potential ambiguity, the Proxy Statement is hereby supplemented such that the following text replaces, in its entirety, the text under the heading “What vote is required to approve each proposal?” on page 4:

“Both (i) the holders of at least one-third of the voting power of the shares of our capital stock issued and outstanding and entitled to vote at the Annual Meeting and (ii) the holders of at least one-third of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

•

With respect to Proposal 1 (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

•

With respect to Proposal 2 (the approval of the Company’s 2024 Equity Compensation Plan), Proposal 3 (the ratification of the independent registered public accounting firm), Proposal 4 (approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement) and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal. If Proposals 2, 3 and 4 are discretionary and if you fail to provide voting instructions with respect to any shares of Common Stock that you beneficially own through a bank, broker or other nominee, your broker may exercise its discretionary authority to vote such shares.

Holders of the Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.”

To avoid any potential ambiguity, the Proxy Statement is hereby supplemented such that the following text replaces, in its entirety, the text under the heading “Vote Required” in Proposal 2 on page 38:

“Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. As a result, abstentions and “broker non-votes,” if any, will have no effect on the outcome of this Proposal 2.”

The Company is also supplementing the Proxy Statement to include details regarding amended and restated employment agreements that the Company entered into with Yuval Cohen, the Company’s Chief Executive Officer, and Sean Moran, the Company’s Chief Financial Officer, on April 10, 2024. The descriptions of the employment agreements are set forth under the heading “Employment Agreements with our Named Executive Officers” beginning on page 17.

The Proxy Statement is hereby supplemented such that the following text is added immediately following the first paragraph under the heading “Employment Agreements with Our Named Executive Officers – Yuval Cohen” on page 17:

“Effective April 10, 2024, the Company entered into a fifth amended and restated employment agreement with Dr. Cohen, which is effective for a period of two (2) years from the date thereof. Dr. Cohen’s employment agreement provides for him to serve as Chief Executive Officer and provides for an annual base salary of $622,804. In addition, Dr. Cohen is eligible to receive an annual bonus, which is targeted at up to 60% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. Pursuant to the terms of the employment agreement, Dr. Cohen is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or the compensation committee of the Board (the “Compensation Committee”), in their discretion. Dr. Cohen is subject to non-compete provisions, which apply during the term of his employment and for a period of six (6) months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement and (y) Dr. Cohen timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve (12) months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to twenty-four (24) months. Dr. Cohen will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve (12) months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve (12) months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and within the six (6) months immediately prior to a change in control or the twelve (12) months immediately following a change in control (the “Change in Control Period”), the Company is required to provide as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution and non-revocation of a general release which will include a non-compete covenant, and continuing compliance with such covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Dr. Cohen’s employment agreement expires on April 10, 2026.”

The Proxy Statement is hereby supplemented such that the following text is added immediately following the first paragraph under the heading “Employment Agreements with Our Named Executive Officers – Sean Moran” on page 18:

“Effective April 10, 2024, the Company entered into a sixth amended and restated employment agreement with Mr. Moran, which is effective for a period of two (2) years from the date thereof. Mr. Moran’s employment agreement provides for him to serve as Chief Financial Officer and provides for an annual base salary of $463,455. In addition, Mr. Moran is eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. Pursuant to the terms of the employment agreement, Mr. Moran is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or

Compensation Committee, in their discretion. Mr. Moran is subject to non-compete provisions, which apply during the term of his employment and for a period of six (6) months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the employment agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve (12) months of his base salary, other than during the Change in Control Period, in which case it will be increased to eighteen (18) months. Mr. Moran will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve (12) months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve (12) months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. Mr. Moran’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Mr. Moran’s employment agreement expires on April 10, 2026.”

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to vote again. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors

/s/ Yuval Cohen

Yuval Cohen

Chief Executive Officer

April 10, 2024